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                                                                    Exhibit 10.2

                                 First Amendment
                                 ---------------

     This First Amendment to that certain Employment Agreement dated as of as of October 11, 2000 (the "Agreement"), between Global Crossing Ltd., a Bermuda corporation, ("COMPANY") and Thomas J. Casey ("Executive") is entered into as of August 8, 2001.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, COMPANY and Executive hereby agree as follows:

1. Paragraph 1 of the Agreement: Insert "October 11, 2000 shall be referred to herein as the `Commencement Date'". Delete "October 11, 2003" and insert "August 8, 2004."

2. Delete Paragraph 3(b) of the Agreement in its entirety and insert the following:

     "The Company or a subsidiary thereof shall grant to Executive a full recourse loan as soon as reasonably practicable after the commencement of Executive's employment with the Company as CEO, in an aggregate principal amount of $8 million (the "Loan"). The Loan shall be interest-free. The Loan shall be due and payable in full at the earliest of (i) October 11, 2005, (ii) termination of Executive's employment by the Company for Cause (as defined below) or (iii) a resignation by Executive other than pursuant to Section 10. Notwithstanding the foregoing, provided that on the first anniversary of the Commencement Date Executive is employed by Employer, or any affiliate or assignee thereof, the sum of Two Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($2,666,667) shall be forgiven on the first anniversary of the Commencement Date. Provided that on the second anniversary of the Commencement Date Executive is employed by Employer, or any affiliate or assignee thereof, the sum of Two Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($2,666,667) shall be forgiven on the second anniversary of the Commencement Date. Provided that on the third anniversary of the Commencement Date Executive is employed by Employer, or any affiliate or assignee thereof, the remaining principal balance shall be forgiven on the the third anniversary of the Commencement Date. In the event of Executive's default in the payment of the Loan required in this Section 3, to the extent permitted by law, the Company shall have the right to offset such amounts against any other amounts which may be owed by the Company to Executive."

3.   Insert a new Paragraph 3(c):

     "COMPANY shall gross up Executive's Base Salary in an amount necessary to cover the taxes (federal, state and medicare) on imputed interest income arising out of the Loan. The imputed interest income shall be calculated at the rate of 3.87% per annum pursuant to Internal Revenue Code Sections 7872 and 1274(d). The tax on the imputed interest income shall be based on the highest marginal tax rates. Executive shall be responsible for tax return preparation and filing and for payment of any and all taxes (including any related penalties and interest thereon) arising out of or associated with the Loan. COMPANY shall not have any obligation to gross up Executive's salary for any income related to forgiveness of debt."

4.   At Paragraph 9(d) line number 1 after the word "for", insert a colon.

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5.   At Paragraph 9(d) sentence number 1 prior to the period, insert: "and (iii)
any outstanding principal balance of the Loan shall be forgiven."

6. Company agrees to promptly execute and deliver to Executive a deed of reconveyance releasing its security interest in that certain real property commonly known as 12903 Chalon Road, Los Angeles, CA 90049.

7. Except as set forth herein, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect.

8.   Capitalized terms shall have the meaning defined in the Agreement.

IN WITNESS WHEREOF, COMPANY and Executive have executed this Amendment as of the day and year first above written.

GLOBAL CROSSING LTD.



By: /s/ Lodwrick M. Cook                      /s/ Thomas J. Casey
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Name:  Lodwrick M. Cook                      Thomas J. Casey
Title: Co. Chairman

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